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                                 PROMISSORY NOTE


$1,500,000                                                    New York, New York
                                                                   June 21, 2001

         FOR VALUE RECEIVED, the undersigned, Stephen B. Siegel, residing at 130 East 67th Street, New York, New York 10021 ("Maker"), promises to pay to the order of Insignia/ESG, Inc. ("Holder"), at the offices of Holder located at 200 Park Avenue, New York, New York 10166 (or at such other place as Holder may designate in writing to Maker), in lawful money of the United States of America, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000).

         The outstanding principal balance of this Promissory Note and all accrued interest thereon shall become due and payable in full upon the earlier to occur of (i) the Maker's voluntary termination of his employment with Holder,
(ii) the Maker's Termination For Cause (as defined in his Second Amended and Restated Employment Agreement, dated as of July 31, 1998, and (iii) March 15, 2006.

         Notwithstanding anything to the contrary contained in this Note, for each of the years 2002, 2003, 2004 and 2005 in which Actual Net EBITDA equals or exceeds seventy-five percent (75%) of Budgeted Net EBITDA (as those terms are defined below), Holder will forgive $375,000 of the principal amount of this Promissory Note, and all accrued interest on said $375,000, as of March 15 of the year following the subject year in which Actual Net EBITDA equals or exceeds seventy-five percent (75%) of Budgeted Net EBITDA (March 15 being the date by which the Holder is generally able to determine Net EBITDA for the prior year). "Budgeted Net EBITDA" shall mean the "Net EBITDA" for Holder in any one year budgeted by Holder and approved by the Board of Directors of Holder's parent company. "Actual Net


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EBITDA" shall mean the Net EBITDA actually earned by the Holder for any one year. "Net EBITDA" shall mean earnings of Holder before interest expense, taxes, depreciation and amortization as calculated by Holder on a fully allocated and fully loaded basis. For purposes hereof, the bonuses of all employees attributed to Holder (including any bonus of Maker); all overhead expenses attributed to Holder; the amortization of all signing bonuses attributed to new employees of Holder; the amortization of all costs of acquisitions of new business entities acquired by Holder; depreciation on all capital expenditures of Holder; the cost of capital associated with all capital expenses of Holder; and the cost of capital associated with all amortized items of Holder; among other items, shall be factored into and deducted from earnings in the "Net EBITDA" calculation. The determination of Net EBITDA by Holder's parent company shall be final and binding.

         If, as determined after the close of the Company's 2005 fiscal year, the Actual Net EBITDA for years 2002, 2003, 2004 and 2005, in the aggregate, equals or exceeds seventy-five percent (75%) of the aggregate amount of Budged Net EBITDA for years 2002, 2003, 2004 and 2005, then any outstanding principal balance of this Promissory Note, together with all then accrued interest thereon, which has not been forgiven, shall be forgiven as of March 15, 2006.

         To the extent not forgiven hereunder, any outstanding principal balance of this Promissory Note and all then accrued interest thereon shall be repaid on March 15, 2006. In the event the Maker's employment is terminated as a result of a Death Termination Event or a Disability Termination Event (as defined in Maker's Second Amended And Restated

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Employment Agreement, dated as of July 31, 1998) before maturity of this
Promissory Note, the repayment of the outstanding principal amount of this Promissory Note, and all then accrued interest thereon, shall be forgiven as of the effective date of such termination event.

         The outstanding principal balance of this Promissory Note shall accrue interest at the Applicable Rate (as hereinafter defined), compounded annually; provided, however, that in no event shall the amount of interest due or payable under this Promissory Note exceed the maximum rate of interest allowed by applicable law.

         The "Applicable Rate" for any period shall be a rate of interest (expressed on an annual basis) equal to Cost of Funds (as defined below). For purposes of this Promissory Note, "Cost of Funds" as of any date shall mean a rate of interest equal to the applicable rate of interest as of such date provided under that certain Credit Agreement dated as of May 4, 2001, by and among Holder's parent company, First Union National Bank, Lehman Commercial Paper, Inc., Bank of America, N.A. and the Lenders referred to therein, as the same shall be amended from time to time (the "Credit Agreement"). In the absence of an Applicable Rate, interest shall accrue at the Prime Lending Rate as announced from time to time by The Chase Manhattan Bank.

         Maker may from time to time make a prepayment of all or any part of the outstanding balance of this Promissory Note (a "Prepayment"), without penalty or premium.

         If Maker shall commit an act of bankruptcy, make an assignment for the benefit of creditors, or if a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency,

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readjustment of debt, receivership, liquidation or dissolution law or statute now or hereafter in effect (whether at law or in equity) is filed or commenced by or against, Maker or any of his property, or if any custodian, trustee or receiver is appointed for Maker or any such property, then, and in any such event, in addition to all other rights and remedies of Holder under applicable law and otherwise, Holder may, at its option, declare any or all of the then outstanding balance of this Promissory Note to be due and payable, whereupon the maturity of said amount shall be accelerated and the same shall become immediately due and payable.

         In the event any amount is not paid when due under this Promissory Note, such unpaid amount shall bear interest from the due date until payment in full at a rate per annum which shall be 2% in excess of the Prime Lending Rate as announced from time to time by The Chase Manhattan Bank.

         Maker will pay all reasonable costs and expenses of collection and enforcement, including but not limited to reasonable attorneys' fees, court costs and disbursements, in connection with the enforcement of Holder's rights under this Promissory Note.

         Maker hereby waives demand for payment, notice of nonpayment, or presentment, notice of dishonor, protest or any other notice. No delay on the part of Holder in exercising any rights under this Promissory Note shall operate as a waiver of such rights, and no single or partial exercise by Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.


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         BY MAKING THIS PROMISSORY NOTE, MAKER ACKNOWLEDGES THAT ANY DISPUTE OR
CONTROVERSY BETWEEN MAKER AND HOLDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, MAKER HEREBY WAIVES HIS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST MAKER ARISING OUT OF THIS PROMISSORY NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN MAKER AND HOLDER OF ANY KIND OR NATURE.

         MAKER AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR, AT THE OPTION OF HOLDER, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN MAKER AND HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS PROMISSORY NOTE. MAKER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED ADDRESSED TO MAKER AT THE ADDRESS OF MAKER SET FORTH ABOVE.




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SHOULD MAKER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS
SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, HE SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST HIM AS PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

         This Promissory Note shall be binding upon the estate and heirs of Maker. Holder may assign this Promissory Note to any controlled affiliate of Holder without the consent of Maker, whereupon all references herein to "Holder" shall be deemed to be to such assignee; provided, however, that Maker shall have no obligations to make any payments due hereunder to any person other than Holder unless and until Holder notifies Maker of such assignment in writing.

         IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note as of the date first written above.


                                                     /s/ Stephen B. Siegel
                                                -----------------------------
                                                     STEPHEN B. SIEGEL







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